                                                                      EXHIBIT 21

                        TIS MORTGAGE INVESTMENT COMPANY
                        SUBSIDIARIES OF THE REGISTRANT


TIS Mortgage Acceptance Corporation
TIS Property Acquisition Company
Novato Markets Inc.
P-Sub I, Inc.